UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 27, 2005

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Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	0-22140 (Commission File Number)	42-1406262 (IRS Employer Identification No.)

Fifth at Erie, Storm Lake, IA 50588
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 8.01 Other Events

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

Signatures

Exhibit Index

Exhibit 99.1

i

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 28, 2005, the Registrant issued the attached press release announcing that the Board of Directors at its June 27, 2005 meeting had appointed J. Tyler Haahr Chief Executive Officer of the Company and of its wholly-owned subsidiary, MetaBank. Mr. Haahr, who retains the title of President of both the holding company and the bank, had been Chief Operating Officer of both. James S. Haahr will remain Chairman of the Board of both. Additionally, Troy Moore, formerly president of the Central Iowa Market of MetaBank, was appointed Executive Vice President and Chief Operating Officer of the Company and the bank. Gene Richardson, president of the West Central Market, has also been appointed president of the Central Iowa Market.

Section 8 – Other Events

Item 8.01	Other Events

The attached press release also mentions new branch locations opening soon in West Des Moines, Iowa and Sioux Falls, South Dakota.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following Exhibits are being furnished herewith:

99.1 Registrant’s Press Release dated June 28, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	META FINANCIAL GROUP, INC. /s/ Ronald J. Walters Ronald J. Walters Senior Vice President, Secretary, Treasurer and Chief Financial Officer

Dated: June 28, 2005

Exhibit Index

Exhibit Number 99.1	Description of Exhibit Registrant's Press Release dated June 28, 2005.